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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     POWERSHARES EXCHANGE-TRADED FUND TRUST
             (Exact Name of Registrant as Specified in Its Charter)

             MASSACHUSETTS                            (SEE BELOW)
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

301 WEST ROOSEVELT ROAD, WHEATON, ILLINOIS                  60187
 (Address of principal executive offices)                 (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

            Title of Each Class                 Name of Each Exchange on Which
           to be so Registered:               Each Class is to be so Registered:
------------------------------------------   -----------------------------------
Shares of beneficial interest, par value     American Stock Exchange LLC
   $0.01 per share

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |X|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |_|

Securities Act registration statement file number to which this form relates:
333-102228; 811-21265.

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, $0.01 par value, of each of the following four portfolios, each a separate series of the PowerShares Exchange-Traded Fund Trust (the "Trust"), to be registered hereunder is set forth in Post-Effective Amendment No. 93 to the Trust's Registration Statement on Form N-1A (Commission File Nos. 333-102228; 811-21265) filed on October 20, 2006, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Each of the Trust's four investment portfolios to which this filing relates and their respective I.R.S. Employer Identification Numbers are as follows:


PowerShares Listed Private Equity Portfolio               02-0783729
PowerShares WilderHill Progressive Energy Portfolio       02-0783734
PowerShares Cleantech(TM) Portfolio                       74-3184057
PowerShares Financial Preferred Portfolio                 02-0783728

ITEM 2. EXHIBITS

1. The Trust's Amended and Restated Declaration of Trust is included as Exhibit
(a)(1) to Pre-Effective Amendment No. 2 to the Trust's Registration Statement on Form N-1A (File Nos. 333-102228; 811-21265), as filed with the Securities and Exchange Commission on April 16, 2003.

2. The Trust's By-Laws is included as Exhibit (b) to Pre-Effective Amendment No. 2 to the Trust's Registration Statement on Form N-1A (File Nos. 333-102228; 811-21265), as filed with the Securities and Exchange Commission on April 16, 2003.

3. A form of specimen certificate of beneficial interest, $.01 par value is included as Exhibit (d)(1) to Pre-Effective Amendment No. 2 to the Trust's Registration Statement on Form N-1A (File Nos. 333-102228; 811-21265), as filed with the Securities and Exchange Commission on April 16, 2003.

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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        PowerShares EXCHANGE-TRADED FUND TRUST


Date: October 20, 2006                  By: /s/ H. Bruce Bond
                                            ------------------------------------
                                            H. Bruce Bond
                                            Chief Executive Officer